Exhibit 10.68B
RRI Long-Term Incentive Plan 2004 - 2006 Cycle Supplement to Define RRI Long-Term Performance Metrics 21145 ©2004 Reliant Resources Proprietary and Confidential Information

RRI Long-Term Incentive Plan (2004-2006) Deliver Superior Customer Value Defend Houston mass market customer base Residential market share (customers) Number of ESIID's flowing power as a % of the total market ESIID's available. Small C&I market share (volume) Annualized volume as a % of the total market volume available. Retain/grow rest of ERCOT customer base Residential # of customers Total number of new customer enrollments during each quarter excludes TX Star. Residential cost to acquire ($/customer) Total acquisition marketing dollars (including sign up incentives) divided by total # of customers acquired. Residential monthly attrition The % of flowing ESIID's lost on a monthly basis. Total ERCOT market share Number of ESIID's flowing power as a % of the total market ESIID's available. Small C&I total signed annualized volume (mWh) Total amount of new load enrollments during each quarter. Large C&I market share (volume) - ERCOT only Annualized volume as a % of the total market volume available. Large C&I gross margin ($/mWh) - ERCOT Weighted average # of deals signed during the quarter. Large C&I gross margin ($/mWh) - PJM Weighted average # of deals signed during the quarter. Build brand value and customer reputation Customer satisfaction (Houston) A high level satisfaction metric. Respondents indicating that they are very satisfied or somewhat satisfied with Reliant Energy as their provider. Customer satisfaction (non Houston) Customer service satisfaction Brand awareness - TXU Respondents indicating some degree of familiarity with Reliant Energy to aided and unaided survey questions. Brand awareness - CPL Respondents indicating some degree of familiarity with Reliant Energy to aided and unaided survey questions. Brand consideration - TXU Respondents indicating they would consider Reliant over other major competitors. Brand consideration - CPL Respondents indicating they would consider Reliant over other major competitors. Align generation assets to direct customers Total mWh hedged through non-OTC transactions % Originated transaction mWh sold over total portfolio mWhs generated. Gross margin ($/mWh) Weighted average # of deals signed during the quarter. Metric was not maintained in 2003. Operate assets effectively Plant availability % One less (planned and unplanned outage hours over 8,760 hours). Equivalent forced outage rate % (EFOR %) Unplanned outage hours over (service hours plus unplanned outage hours). Plant O&M plus maintenance and environmental CAPEX Average hedge duration Total mWh hedged over average monthly portfolio production. ©2004 Reliant Resources Proprietary and Confidential Information

RRI Long-Term Incentive Plan (2004-2006) Achieve Financial Flexibility Strong balance sheet Adjusted net debt / EBITDA Adjusted net debt is debt less cash and cash equivalent, plus off balance sheet debt. Implied corporate rating (Moodys/S&P/Fitch) Strong operating profile EPS - adjusted ($/diluted share) Adjusted for special items as defined for SEC reporting purposes. Total operating costs ($MM) O&M, bad debt, selling & marketing, G&A, taxes other than income. Operating cash flows, net of capital expenditures ($MM) Outstanding reputation P/E and EV/Adjusted EBITDA Bond spread Analyst coverage and rating Rating scale: 1 = strong; 3 = hold; 5 = strong sell # of top 50 institutions holding RRI stock ©2004 Reliant Resources Proprietary and Confidential Information

RRI Long-Term Incentive Plan (2004-2006) Build a Great Company to Work For Living the Reliant values How we act How we work How we create value Outstanding organizational performance Organizational alignment with vision and strategic goals Employee motivation High company pride Individual pride Institutional pride Online annual employee survey with results and analysis performed by outside vendor. Select vendor by end of Q2 2004, initiate survey by end of Q3 2004. Survey designed to measure: Living the Reliant values Achievement of outstanding organization performance Employee pride Employee view of company reputation Metrics needed for compliance with annual survey required by the Office of Ethics and Compliance charter (separately reported results) Establish baseline metrics based on survey responses from 2004. Metrics include internal benchmark, and comparison to representative normative external data from vendor database. ©2004 Reliant Resources Proprietary and Confidential Information

RRI Long-Term Incentive Plan (2004-2006) Build a Great Company to Work For (Continue) Providing Safe Work Place Safety performance index Total case incident rate (TCIR) Environmental performance index weighting of various safety goals set individually by the East and West regions. Scoring is based on a "threshold" (50 points), "goal" (100 points) and "maximum" (150 points), with a proration between the "threshold" and "maximum" points based on actual performance rate reflecting total number of recordable non-fatal injuries and illnesses per 100 full-time workers that a site has experienced in a given time frame measure of environmental compliance with scoring based on a "threshold" (50 points), "goal" (100 points) and "maximum" (150 points). Points are deducted from the "maximum" score for items such as wastewater permit violations, air permit violations, uncollected environmental data, oil or chemical spills, poor housekeeping or agency enforcement activity ©2004 Reliant Resources Proprietary and Confidential Information

RRI Long-Term Incentive Plan (2004-2006) Build a Great Company to Work For (Continue) Company reputation Community Investors: GMI (Governance Metrics International) ISS (Industrial Shareholder Services) Regulators/Legislators Compliance Legal Regulatory Considering incorporation into ongoing marketing survey. GMI scale: 1.0 = lowest; 10 = highest Index ranking represents the % of companies in the Russell 3,000 Index that RRI outperformed, updated annually. Industry ranking represents the % of the companies in the utilities group that RRI outperformed, updated annually. Number of formal formal complaints filed; stated goals for regulatory milestones (I.e. claw back; refund cases, etc.; success in intervening in legislative efforts. Based on complaints filed by or other actions taken by regulators, permit violations and agency findings of noncompliance. Statistical data on the number of requests, timelines on meeting such requests and the number of documents provided. ©2004 Reliant Resources Proprietary and Confidential Information